UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 29, 2014

 SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

 Delaware

(State of Other Jurisdiction of Incorporation)

1-13582	51-0363307
(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, NC	28027
(Address of Principal Executive Offices)	(Zip Code)

(704) 455-3239

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 29, 2014, Speedway Motorsports, Inc., a Delaware corporation (the “Company”), and Speedway Funding, LLC, a subsidiary of the Company (and together with the Company, the “Borrowers”), and certain other subsidiaries of the Company (the “Guarantors”) entered into an Amended and Restated Credit Agreement (the “New Credit Facility”) with the various lenders identified on the signature pages thereto (the “Lenders”), including Bank of America, N.A., as Administrative Agent, Swingline Lender and Issuing Lender, Wells Fargo Bank, National Association, SunTrust Bank and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, U.S. Bank National Association, as Documentation Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities LLC, J.P. Morgan Securities, LLC and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Joint Bookrunners. The New Credit Facility amended and restated the Amended and Restated Credit Agreement, dated as of February 1, 2013, as amended, among the Borrowers and certain of the Company’s subsidiaries from time to time party thereto, as guarantors, and the various financial institutions party thereto, as lenders.

The New Credit Facility provides for a five-year $100,000,000 senior secured revolving credit facility (the “Revolving Credit Facility”) with a sublimit of up to $50,000,000 available for standby letters of credit (the “Letters of Credit”) and a sublimit of up to $10,000,000 available for swing line loans (the “Swing Line Loans”). The New Credit Facility also provides for (1) a five-year $150,000,000 senior secured term loan (the “Term Loan A”), drawn by Borrowers in a single advance on December 29, 2014 and (2) a five-year delayed draw term loan facility of up to $50,000,000 (the “Delayed Draw Term Loan,” and together with the Term Loan A, the “Term Loans”), which may be borrowed in a single advance by no later than the date which is three months after the Company’s entry into the New Credit Facility, so long as at the time of such draw the Borrowers and Guarantors are in compliance with the financial covenants and other provisions set forth in the New Credit Facility after giving effect to such term loan draw, and so long as the Lenders’ commitments have not otherwise been terminated. In addition, subject to certain conditions, including the absence of any event of default under the New Credit Facility, the Borrowers may (a) increase revolving commitments in an aggregate additional amount of up to $100,000,000 or (b) establish a term loan in an aggregate additional amount of up to $200,000,000 (or a combination of the two in an aggregate additional amount of up to $250,000,000) if the Borrowers are able to secure additional commitments from the Lenders or other financial institutions to provide such additional proceeds. The New Credit Facility and any treasury management, interest protection or other hedging arrangements entered into with a Lender (or any affiliate thereof) are guaranteed by each Guarantor (except to the extent that any portion of any such guaranty is or becomes illegal because the applicable Guarantor fails, for any reason, to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (7 U.S.C. § 1 et seq.)).

Borrowings under the New Credit Facility may be used solely to (1) refinance existing indebtedness of the Company and its subsidiaries, and (2) finance (a) working capital needs of the Company and its subsidiaries, (b) letter of credit needs of the Company and its subsidiaries, (c) general corporate needs of the Company and its subsidiaries (including capital expenditures), (d) certain permitted investments, and (e) the acquisition of additional motor speedways and related businesses. If any portion of the Company’s (i) 6 3/4% Senior Notes due 2019, (ii) Additional Senior Debt (defined in the New Credit Facility as any unsecured indebtedness initially incurred by the Borrowers on or after the effective date of the New Credit Facility) or (iii) Additional Subordinated Debt (defined in the New Credit Facility as any Indebtedness of the Company and its consolidated subsidiaries which by its terms is expressly subordinated in right of payment to the prior payment of the obligations of the Borrowers) remains outstanding, then (x) all Delayed Draw Term Loan proceeds must be used to pay or redeem the Company’s 6 3/4% Senior Notes due 2019 and (y) all proceeds of the first $200,000,000 of any increase in revolving commitments, any additional term loan or any combination of the two established under the New Credit Facility’s accordion feature as described in the preceding paragraph must be used to prepay the Company’s 6 3/4% Senior Notes due 2019 and any such Additional Senior Debt or Additional Subordinated Debt.

The borrowings under the New Credit Facility will bear interest at a rate equal to either (1) the Eurodollar Rate (as defined in the New Credit Facility), plus a margin ranging from 1.25% to 2.00% depending on the Company’s ratio (the “Consolidated Total Leverage Ratio”) of consolidated funded debt to consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) or, at the option of the Borrowers, (2) (a) a “Base Rate,” which is the highest of (i) Bank of America’s prime rate, (ii) the Federal Funds Rate (as defined in the New Credit Facility) plus 0.5%, and (iii) the Eurodollar Rate plus 1%, plus (b) 0.25% to 1.00% depending on the Consolidated Total Leverage Ratio. Each Swing Line Loan will bear interest at the Base Rate.

In addition to paying interest on outstanding borrowings, the Company is required to pay (1) a commitment fee equal to a margin ranging from 0.25% to 0.40% depending on the Consolidated Total Leverage Ratio, multiplied by the actual daily unused amounts available for borrowing under the New Credit Facility (Swing Line Loans will not be considered for purposes of this calculation), and (2) certain customary fees associated with syndicated credit facilities generally and the issuance of letters of credit.

Loans under the Revolving Credit Facility may be made on a revolving basis up to the full amount of the Revolving Credit Facility and Letters of Credit may be issued up to the sublimit for Letters of Credit. Each Term Loan is subject to quarterly amortization of principal in equal installments, with 5% of the initial aggregate principal amount of such Term Loan payable in each calendar year and the remaining outstanding principal amount, together with accrued and unpaid interest, due on the maturity date of such Term Loan.

The New Credit Facility contains financial covenants, including covenants requiring the Company to maintain:

(1) a Consolidated Total Leverage Ratio of no more than 3.50 to 1.0 beginning with the quarter ending December 31, 2014, with a step-down to 3.25 to 1.0 beginning with the quarter ending December 31, 2015; and

(2) a Consolidated Interest Coverage Ratio (as defined in the New Credit Facility) of no less than 3.25 to 1.0.

The New Credit Facility also contains (1) various negative covenants, including restrictions on incurring indebtedness, making certain restricted payments or capital expenditures, creating liens, dispositions of property, dividends and stock repurchases, mergers, acquisitions and other investments and entering into new lines of business, (2) various affirmative covenants, including covenants relating to the delivery of financial statements and other financial information, maintenance of property, maintenance of insurance, maintenance of books and records and compliance with laws and (3) customary representations, warranties and events of default.

On December 29, 2014, the Company and certain other subsidiaries of the Company (the “Pledgors”) also entered into an Amended and Restated Pledge Agreement (the “Pledge Agreement”) in favor of Bank of America, N.A., as Administrative Agent under the New Credit Facility. Under the Pledge Agreement, each of the Pledgors granted the Lenders first priority (subject to certain exceptions) liens and security interests in all shares of capital stock of (or other ownership or profit interests in) each of their material subsidiaries (with certain limitations with respect to “controlled foreign corporations” under Section 957 of the Internal Revenue Code) and proceeds thereof. The liens and security interests ratably secure the obligations of the relevant parties with respect to the New Credit Facility and any treasury management, interest protection or other hedging arrangements entered into with a Lender (or an affiliate thereof).

The above summary does not purport to be a complete description of the terms of the New Credit Facility or the Pledge Agreement and is qualified in its entirety by the contents of the New Credit Facility and Pledge Agreement, copies of which will be filed as exhibits to the Company’s annual report on Form 10-K for the year ending December 31, 2014.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.
December 30, 2014
/s/ William R. Brooks
William R. Brooks
Vice Chairman, Chief Financial Officer and Treasurer